Calculation of Filing Fee Tables
S-3
NOVAGOLD RESOURCES INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Shares	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	6	Other	Subscription Receipts	457(r)				0.0001531
Fees to be Paid	7	Other	Share Purchase Contracts	457(r)				0.0001531
Fees to be Paid	8	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.

[2]	(1) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.

[3]	(1) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.

[4]	(1) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.

[5]	(1) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.

[6]	(1) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.

[7]	(1) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.

[8]	(1) Consisting of any combination of common shares, preferred shares, debt securities, warrants, subscription rights, subscription receipts and share purchase contracts. (2) The securities registered hereunder include such indeterminate number of common shares, preferred shares, warrants, debt securities, subscription rights, subscription receipts, share purchase contracts and units as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (3) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, NOVAGOLD RESOURCES INC. hereby defers payment of the registration fee required in connection with this Registration Statement.